Exhibit 1.12

Appendix 1

APPROVED
By the Resolution of the Board of Directors of WBD Foods OJSC
Minutes 24-03 of March 24, 2008

Amendments and Addenda No.11

to the Charter of Wimm-Bill-Dann Foods Open Joint Stock Company

(PSRN 1037700236738, located at the following address: Moscow, Yauzsky Boulevard, 16/15, room 306)

Amend the Charter of WBD Foods OJSC. Clause 2.8. Article 2 of the Charter of WBD Foods OJSC shall read as follows:

«2.8.   A branch or a representative office operates on behalf of the Company that has established them. The Company that has established a branch or a representative office shall be responsible for their activities.

The Company has established the following representative offices outside the Russian Federation:

a) The Representative Office of Wimm-Bill-Dann Foods Open Joint-Stock Company in Beijing; the abbreviated name of the representative office is WBD Foods OJSC Representative Office in Beijing, the representative office is located in Beijing, People’s Republic of China.

The Company has established the branches in the following cities of the Russian Federation:

2.8.1. In the city of Vladivostok, the full name is the Branch of Wimm-Bill-Dann Foods Open Joint-Stock Company in the City of Vladivostok, the abbreviated name is WBD Foods OJSC Vladivostok Branch, the branch is located in the city of Vladivostok.

2.8.2. In the city of Volgograd, the full name is the Branch of Wimm-Bill-Dann Foods Open Joint-Stock Company in the City of Volgograd, the abbreviated name is WBD Foods OJSC Volgograd Branch, the branch is located in the city of Volgograd.

2.8.3. In the city of Voronezh, the full name is the Branch of Wimm-Bill-Dann Foods Open Joint-Stock Company in the City of Voronezh, the abbreviated name is WBD Foods OJSC Voronezh Branch, the branch is located in the city of Voronezh.

2.8.4. In the city of Irkutsk, the full name is the Branch of Wimm-Bill-Dann Foods Open Joint-Stock Company in the City of Irkutsk, the abbreviated name is WBD Foods OJSC Irkutsk Branch, the branch is located in the city of Irkutsk.

2.8.5. In the city of Kazan, the full name is the Branch of Wimm-Bill-Dann Foods Open Joint-Stock Company in the City of Kazan, the abbreviated name is WBD Foods OJSC Kazan Branch, the branch is located in the city of Kazan.

2.8.6. In the city of Krasnodar, the full name is the Branch of Wimm-Bill-Dann Foods Open Joint-Stock Company in the City of Krasnodar, the abbreviated name is WBD Foods OJSC Krasnodar Branch, the branch is located in the city of Krasnodar.

2.8.7. In the city of Krasnoyarsk, the full name is the Branch of Wimm-Bill-Dann Foods Open Joint-Stock Company in the City of Krasnoyarsk, the abbreviated name is WBD Foods OJSC Krasnoyarsk Branch, the branch is located in the city of Krasnoyarsk.

2.8.8. In the city of Moscow, the full name is the Branch of Wimm-Bill-Dann Foods Open Joint-Stock Company in Moscow, the abbreviated name is WBD Foods OJSC Moscow Branch, the branch is located in the city of Moscow.

2.8.9. In the city of Nizhny Novgorod, the full name is the Branch of Wimm-Bill-Dann Foods Open Joint-Stock Company in the City of Nizhny Novgorod, the abbreviated name is WBD Foods OJSC Nizhny Novgorod Branch, the branch is located in the city of Nizhny Novgorod.

2.8.10. In the city of Novosibirsk, the full name is the Branch of Wimm-Bill-Dann Foods Open Joint-Stock Company in the City of Novosibirsk, the abbreviated name is WBD Foods OJSC Novosibirsk Branch, the branch is located in the city of Novosibirsk.

2.8.11. In the city of Obninsk, the full name is the Branch of Wimm-Bill-Dann Foods Open Joint-Stock Company in the City of Obninsk, the abbreviated name is WBD Foods OJSC Obninsk Branch, the branch is located in the city of Obninsk.

2.8.12. In the city of Omsk, the full name is the Branch of Wimm-Bill-Dann Foods Open Joint-Stock Company in the City of Omsk, the abbreviated name is WBD Foods OJSC Omsk Branch, the branch is located at 644073, Omsk Region, Omsk, 2nd Solnechnaya st., 33.

2.8.13. In the city of Ekaterinburg, the full name is the Branch of Wimm-Bill-Dann Foods Open Joint-Stock Company in the City of Ekaterinburg, the abbreviated name is WBD Foods OJSC Ekaterinburg Branch.

2.8.14. In the city of Perm, the full name is the Branch of Wimm-Bill-Dann Foods Open Joint-Stock Company in the City of Perm, the abbreviated name is WBD Foods OJSC Perm Branch, the branch is located in the city of Perm.

2.8.15. In the city of Rostov-on-Don, the full name is the Branch of Wimm-Bill-Dann Foods Open Joint-Stock Company in the City of Rostov-on-Don, the abbreviated name is WBD Foods OJSC Rostov Branch, the branch is located in the city of Rostov-on-Don.

2.8.16. In the city of Rubtsovsk, the full name is the Branch of Wimm-Bill-Dann Foods Open Joint-Stock Company in the City of Rubtsovsk, the abbreviated name is WBD Foods OJSC Rubtsovsk Branch, the branch is located in the city of Rubtsovsk.

2.8.17.  In the city of Samara, the full name is the Branch of Wimm-Bill-Dann Foods Open Joint-Stock Company in the City of Samara, the abbreviated name is WBD Foods OJSC Samara Branch, the branch is located at 443098, Samara, Cheremshanskaya st., 199.

2.8.18. In the city of St.-Petersburg, the full name is the Branch of Wimm-Bill-Dann Foods Open Joint-Stock Company in the City of St.-Petersburg, the abbreviated name is WBD Foods OJSC St.-Petersburg Branch, the branch is located in the city of St.-Petersburg.

2.8.19. In the city of Surgut, the full name is the Branch of Wimm-Bill-Dann Foods Open Joint-Stock Company in the City of Surgut, the abbreviated name is WBD Foods OJSC Surgut Branch, the branch is located in the city of Surgut.

2.8.20. In the city of Timashevsk, the full name is the Branch of Wimm-Bill-Dann Foods Open Joint-Stock Company in the City of Timashevsk, the abbreviated name is WBD Foods OJSC Timashevsk Branch, the branch is located in the city of Timashevsk.

2.8.21. In the city of Tuimazy,  the full name is the Branch of Wimm-Bill-Dann Foods Open Joint-Stock Company in the City of Tuimazy, the abbreviated name is WBD Foods OJSC Tuimazy Branch, the branch is located in the city of Tuimazy.

2.8.22. In the city of Ufa, the full name is the Branch of Wimm-Bill-Dann Foods Open Joint-Stock Company in the City of Ufa, the abbreviated name is WBD Foods OJSC Ufa Branch, the branch is located in the city of Ufa.

2.8.23. In the city of Khabarovsk, the full name is the Branch of Wimm-Bill-Dann Foods Open Joint-Stock Company in the City of Khabarovsk, the abbreviated name is WBD Foods OJSC Khabarovsk Branch, the branch is located in the city of Khabarovsk.

2.8.24. In the city of Chelyabinsk, the full name is the Branch of Wimm-Bill-Dann Foods Open Joint-Stock Company in the City of Chelyabinsk, the abbreviated name is WBD Foods OJSC Chelyabinsk Branch, the branch is located in ropoд Chelyabinsk.

2.8.25. In the city of Sochi (the Krasnodar Territory), the full name is the Branch of Wimm-Bill-Dann Foods Open Joint-Stock Company in the City of Sochi, the abbreviated name is WBD Foods OJSC Sochi Branch, the branch is located in the city of Sochi, the Krasnodar Territory.

2.8.26. In the city of Izhevsk (Republic of Udmurtia), the full name is the Branch of Wimm-Bill-Dann Foods Open Joint-Stock Company in the City of Izhevsk, the abbreviated name is WBD Foods OJSC Izhevsk Branch, the branch is located in город Ижeвск, Republic of Udmurtia.

2.8.27. In the city of Pervouralsk (Sverdlovsk Region), the full name is the Branch of Wimm-Bill-Dann Foods Open Joint-Stock Company in the City of Pervouralsk, the abbreviated name is WBD Foods OJSC Pervouralsk Branch, the branch is located in the city of Pervouralsk, Sverdlovsk Region

2.8.28. In the city of Angarsk (Irkutsk Region), the full name is the Branch of Wimm-Bill-Dann Foods Open Joint-Stock Company in the City of Angarsk, the abbreviated name is WBD Foods OJSC Angarsk Branch, the branch is located in the city of Angarsk, Irkutsk Region

2.8.29. In Anna urban-type settlement (Voronezh Region), the full name is the Branch of Wimm-Bill-Dann Foods Open Joint-Stock Company in Anna Urban-type Settlement, the abbreviated name is WBD Foods OJSC Anna Branch, the branch is located in Anna urban-type settlement, Voronezh Region.

2.8.30. In the city of Nazarovo (the Krasnoyarsk Territory), the full name is the Branch of Wimm-Bill-Dann Foods Open Joint-Stock Company in the City of Nazarovo, the abbreviated name is WBD Foods OJSC Nazarovo Branch, the branch is located in the city of Nazarovo, the Krasnoyarsk Territory.

2.8.31. In Chermoshnoy settlement (Kursk Region), the full name is the Branch of Wimm-Bill-Dann Foods Open Joint-Stock Company in Chermoshnoy Settlement, the abbreviated name is WBD Foods OJSC Chermoshnoy Branch, the branch is located in Chermoshnoy settlement, Kursk Region».